Exhibit 10.37

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

Amendment No. 1 to
Exclusive Sales and Distribution License
Between
PureDepth, Inc.
and SANYO Electric System Solutions Co., Ltd.

April 24, 2008

WHEREAS, the parties wish to amend the terms of the Exclusive Sales and Distribution License, including the schedules thereto (the “Agreement”) between PureDepth, Inc. (“PureDepth”) and SANYO Sales and Marketing Corporation and SANYO Electric System Solutions Co., Ltd. (Collectively, “Sanyo”) in order to establish a set date on the Term in lieu of connecting to an approval by the Japanese government;

WHEREAS, SANYO Sales and Marketing Corporation was merged into SANYO Electric Co., Ltd. as of April 1, 2007,

WHEREAS, SANYO Electric System Solutions Co., Ltd. guarantees to amend the License Agreement on behalf of SANYO Electric Co., Ltd.,

NOW THEREFORE, the parties hereby agree as follows:

1.             Definitions.    Except as otherwise defined herein, capitalized terms shall have the defined terms set forth in the Agreement.  If there is any conflict in interpretation, the terms of the Amendment will prevail.

2.             Term.     Schedule 1 to the Agreement shall be amended so that the definition of “Term” shall be as follows:
““Term” means the period starting from 1 January 2006 (“Commencement Date”) on and until [****].”

3.             Execution on Behalf.  SANYO Electric System Solutions Co., Ltd., hereby guarantees the performance and compliance with the rights and obligations under the Agreement.

4.            Continuation of Other Terms.  Except as set forth herein, all other terms and conditions of the Agreement, including without limitation Schedule 1, shall remain in full force and effect.

Agreed and executed as of the date listed above:

PureDepth, Inc.	Sanyo Electric System
Solutions Co., Ltd.

/s/ Jonathan J. McCaman	/s/ Tsutomu Fujita
Jonathan J. McCaman	Tsutomu Fujita
President	Director
Date: 7/11/08	Date: 4/26/08

Confidential